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                                                                 Exhibit 10.35


                        AMENDMENT TO CLEARING AGREEMENT
                           DATED SEPTEMBER 8TH, 1995


     WHEREAS, Prudential Securities Incorporated ("PSI"), John Hancock Clearing Corporation ("JHCC"), Tucker Anthony Incorporated ("TA"), and Sutro & Co. Incorporated ("Sutro") have entered into an agreement dated September 8, 1995, as amended, pursuant to which PSI agreed to, among other things, clear transactions and carry accounts on a fully disclosed basis for the customers of JHCC and its affiliated companies. TA and Sutro (collectively, the "Correspondents" and each an indirect wholly-owned subsidiary of Freedom Securities Corporation ["Freedom"]), as well as the Correspondents' proprietary accounts (the "Agreement"); and

     WHEREAS, pursuant to an Agreement and Plan of Merger dated March 9, 1998 (the "Merger"), Freedom has agreed to acquire Cleary Gull Reiland & McDevitt, Incorporated ("Cleary"), a registered broker-dealer and investment adviser; and

     WHEREAS, upon consummation of the Merger, Cleary will become a subsidiary of Freedom and affiliate of the Correspondents; and

     WHEREAS, Cleary desires PSI to provide it with the same clearing and carrying services that PSI now provides to the Correspondents on the same terms as those set forth in the Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, each of the parties agree as follows:

     1. The Agreement shall be amended effective upon the consummation of the Merger so that Cleary shall be defined as a Correspondent under the Agreement and PSI shall be obligated to render the same services to Cleary under the terms of the Agreement that PSI now renders to the existing Correspondents as defined under the Agreement.

     2. Effective with the consummation of the Merger, Cleary shall have the same duties and obligations to PSI under the terms of the Agreement that the existing Correspondents now have to PSI.

     3. In the event the Merger shall not be consummated, Cleary shall not become a party to the Agreement, the terms of the Agreement shall not be amended and the duties and obligations of the existing parties to the Agreement shall not change.

     4. The terms and conditions herein constitute the entire agreement among the parties relating to the subject-matter hereof but in no other respect does this amendment operate to change or affect the rights and obligations of the parties to the Agreement.


Dated as of the 23rd day of April, 1998.


PRUDENTIAL SECURITIES                               CLEARY GULL REILAND &
INCORPORATED                                        McDEVITT, INC.


/s/ Daniel Cavanaugh                                /s/ Martin G. Pembroke
----------------------------                        ----------------------------
By: Daniel Cavanaugh                                By: Martin G. Pembroke
Its:                                                Its: Chief Financial Officer